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                                   EXHIBIT A
                                   ---------

                           Agreement of Joint Filing
                           -------------------------

          The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Support.com, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date:  February 14, 2001

Entities:       Accel VI L.P.
                Accel VI Associates L.L.C.
                Accel Internet Fund II L.P.
                Accel Internet Fund II Associates L.L.C.
                Accel Keiretsu VI L.P.
                Accel Keiretsu VI Associates L.L.C.
                Accel Investors '98 L.P.
                                                                   By:  /s/ G. Carter Sednaoui
                                                                      -------------------------
                                                                         G. Carter Sednaoui,
                                                                         Attorney-in-fact for the
                                                                         above-listed entities

Individuals:    James W. Breyer
                Arthur C. Patterson
                G. Carter Sednaoui
                James R. Swartz
                J. Peter Wagner                                    By:  /s/ G. Carter Sednaoui
                                                                      -------------------------
                                                                         G. Carter Sednaoui,
                                                                         Attorney-in-fact for the
                                                                         above-listed individuals